UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

Mama’s Creations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MAMA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into A Material Definitive Agreement

Acquisition of Crown I Foods, Inc.

On September 2, 2025, Jubilee Acquisition, Inc., a Nevada corporation (“Jubilee”) and wholly-owned, direct subsidiary of Mama’s Creations, Inc. (the “Company”) completed the acquisition (the “Acquisition”) of substantially all of the assets of Crown I Enterprises Inc. (“Crown I”), a wholly-owned, indirect subsidiary of Sysco Corporation for $17.5 million in cash, subject to certain adjustments (including a customary working capital adjustment). The Company funded the purchase price and related transaction expenses with proceeds from the PA Line (defined below). Crown I is a full-service manufacturer of value-added proteins and ready-to-eat meals.

The Acquisition was conducted pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated September 2, 2025, by and among Jubilee, Crown I and, solely for the limited purposes set forth therein, Sysco Holdings, LLC, a Delaware limited liability company, as guarantor. Each of the parties to the Purchase Agreement made certain customary representations and warranties and covenants to other parties.

The text of the Purchase Agreement is filed as Exhibit 2.1 to this current report on Form 8-K to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about Jubilee or Crown I in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specified dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to the limitations agreed upon by the parties to the Purchase Agreement, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Purchase Agreement. Such disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement have been made for the purposes of allocating risk between the parties to the Purchase Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about Jubilee or Crown I. The representations and warranties set forth in the Purchase Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Jubilee or Crown I or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by reference to the text of the Purchase Agreement, which is attached as Exhibit 2.1 to this current report on Form 8-K and incorporated herein by reference.

Credit Facility

On August 28, 2025, the Company, and certain of its subsidiaries, entered into an Amended and Restated Loan and Security Agreement (the “A&R Loan Agreement”) with M&T Bank (“M&T”), as lender. The A&R Loan Agreement provides the Company with a senior secured credit facility (the “Credit Facility”) consisting of (i) an existing term loan in the outstanding principal amount of $1,873,276 (the “Term Loan Facility”), (ii) a $5,500,000 revolving credit facility (the “Revolving Loan Facility”), and (iii) a $20,000,000 non-revolving line of credit (for acquisitions) (the “PA Line”).

The Company made an initial draw on the PA Line on August 28, 2025 in the amount of $19,000,000 to finance the Acquisition and related expenses. The PA Line advances are subject to mandatory prepayment equal to 25% of annual Excess Cash Flow (as defined in the A&R Loan Agreement) within 150 days of fiscal year end. The Company may use the proceeds of the Term Loan Facility and Revolving Loan Facility for working capital and general corporate purposes and the remaining proceeds of the PA Line for other permitted acquisitions.

The principal outstanding under the Credit Facility bears interest at a variable rate per annum based on the Company’s Senior Funded Debt/EBITDA Ratio (as defined in the A&R Loan Agreement) with respect to the Company as of the date of any advance under the loans as follows: if the Senior Funded Debt/EBITDA ratio is: (i) greater than 2.25, 3.25 percentage points above the applicable index rate; (ii) greater than 1.50 but less than 2.25, 2.75 percentage points above the applicable index rate; and (iii) less than or equal to 1.50, 2.25 percentage points above the applicable index rate. The applicable index rate is daily simple SOFR for the Revolving Loan Facility, the Term Loan Facility and, until the permanent loan period, the PA Line. After any advanced under the PA Line is converted to an amortizing term loan, the applicable index rate for such advance will be one month Term SOFR.

The Company provided a first priority security interest in all existing and future business assets owned by the Company. The A&R Loan Agreement contains certain customary covenants that limit the Borrowers’ ability to engage in certain transactions. The A&R Loan Agreement also contains customary indemnification obligations and events of default, including, among other things, (i) non-payment, (ii) non-performance of covenants and obligations, (iii) default on other indebtedness, (iv) judgments, (v) misrepresentation, (vi) bankruptcy and insolvency and (vii) certain executives no longer being involved in the day-to-day management of the business.

In addition, the Company is subject to certain financial covenants, including maintaining a Fixed Charge Coverage Ratio of at least 1.25x, a Total Funded Debt to EBITDA ratio of at most 3.75x, and a Senior Funded Debt to EBITDA ratio of at most 2.75x, each (as defined in the A&R Loan Agreement) calculated on a quarterly basis over a rolling four-quarter period.

There are no material relationships between the Company and M&T, other than in respect of the A&R Loan Agreement.

The foregoing description of the A&R Loan Agreement and the notes related to the Revolving Loan Facility, the Term Loan Facility and the PA Line are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Private Placement

On September 2, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of 2,666,667 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a purchase price of $7.50 per Share. The Private Placement is expected to result in gross proceeds of approximately $20.0 million to the Company before deducting placement agent fees and offering expenses. The Private Placement is expected to close on or about September 3, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Private Placement to repay certain amounts outstanding under the PA Line and for working capital and general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such Securities Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Securities Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

In addition, on September 2, 2025, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file the initial registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) no later than 90 days after the closing date for purposes of registering the resale of the Shares, to use its reasonable best efforts to have such Registration Statement declared effective no later than the 75th calendar day following the filing date of the Registration Statement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been resold or (ii) may be resold without regard to any volume or manner-of-sale limitations by reason of Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors (as defined in Rule 501(a) of Regulation D) or qualified institutional buyers (as defined in Rule 144A) and are purchasing the Shares solely for investment purposes, for their own accounts and not with a view to the resale or distribution of the Shares. The Shares are being offered without any general solicitation by the Company or its representatives. The Shares sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Securities Purchase Agreement and the form of Registration Rights Agreement filed as Exhibits 10.5 and 10.6, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of an Acquisition or Disposition of Assets

The disclosure in Item 1.01 of this current report on Form 8-K regarding the acquisition of the Crown I business is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On September 2, 2025, the Company issued a press release reporting certain financial results for the second quarter ended July 31, 2025. A copy of the press release is furnished herewith under the Securities Exchange Act of 1934, as amended, as Exhibit 99.1 to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 of this current report on Form 8-K regarding the A&R Loan Agreement and Credit Facility is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this current report on Form 8-K regarding the Private Placement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 2, 2025, the Company issued a press release announcing the acquisition of the Crown I business, entry into the A&R Loan Agreement and the Private Placement, the text of which is attached to this current report on Form 8-K and furnished as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial information required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this current report on Form 8-K not later than 71 calendar days after the date this current report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K by amendment to this current report on Form 8-K not later than 71 calendar days after the date this current report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit

Number	Description
2.1	Asset Purchase Agreement dated September 2, 2025, by and among Jubilee, Crown I and Sysco Holdings, LLC
10.1	Amended and Restated Loan and Security Agreement dated August 28, 2025, by and among the Company, Jubilee, Mamamancini’s, Inc., T&L Acquisition Corp and M&T
10.2	Term Note dated August 28, 2025 executed by the Company
10.3	Multiple Disbursement Term Note dated August 28, 2025 executed by the Company
10.4	Second Amended and Restated Revolving Line Note dated August 28, 2025 executed by the Company and T&L Acquisition Corp.
10.5	Form of Securities Purchase Agreement dated September 2, 2025, by and among the Company and the investors party thereto
10.6	Form of Registration Rights Agreement dated September 2, 2025, by and among the Company and the investors party thereto
99.1	Press Release dated September 2, 2025
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mama’s Creations, Inc.

Date: September 2, 2025	By:	/s/ Adam L. Michaels
	Name:	Adam L. Michaels
	Title:	Chief Executive Officer